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                                                                   EXHIBIT 99(A)

                                                                   Page 18 of 24

                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

     Each of the undersigned hereby agrees that Amendment No. 1 to Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Cogent Communications Group, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

     Dated: February 7, 2003

Entities:

Oak Investment Partners IX, Limited Partnership Oak Associates IX, LLC Oak IX Affiliates Fund - A, Limited Partnership Oak IX Affiliates Fund, Limited Partnership Oak IX Affiliates, LLC Oak Management Corporation

                                        By:     /s/ Edward F. Glassmeyer
                                            ---------------------------------
                                                 Edward F. Glassmeyer, as
                                                 General Partner or
                                                 Managing Member or as
                                                 Attorney-in-fact for the
                                                 above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont

                                        By:     /s/ Edward F. Glassmeyer
                                            ---------------------------------
                                                 Edward F. Glassmeyer,
                                                 Individually and as
                                                 Attorney-in-fact for the
                                                 above-listed individuals